As filed with the Securities and Exchange Commission on August 22, 1996

                                                         REGISTRATION  NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            ----------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                          --------------------------

                          CSB FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                                    37-1336338
     (State or other jurisdiction of                        (I.R.S. employer
     incorporation or organization)                         identification no.)


                                200 SOUTH POPLAR STREET
                               CENTRALIA, ILLINOIS 62801
             (Address of principal executive offices, including zip code)

                 CSB FINANCIAL GROUP, INC. MANAGEMENT DEVELOPMENT
                               AND RECOGNITION PLAN
                               (Full title of the plan)

                                   K. GARY REYNOLDS
                                       PRESIDENT
                               CSB FINANCIAL GROUP, INC.
                                200 SOUTH POPLAR STREET
                               CENTRALIA, ILLINOIS 62801
                        (Name and address of agent for service)

                                    (618) 532-1918
             (Telephone number, including area code, of agent for service)

                                    WITH A COPY TO:

                                 CHRISTOPHER J. ZINSKI
                                 SCHIFF HARDIN & WAITE
                                   7200 SEARS TOWER
                                CHICAGO, ILLINOIS 60606
                                    (312) 258-5548

                          *---------------------------------*


                            CALCULATION OF REGISTRATION FEE

                                                                   Proposed               Proposed
                                                Amount              maximum                maximum
  Title of Securities to be Registered           to be          offering price            aggregate              Amount of
                                              registered           per share           offering price        registration fee
                                                                      (1)                    (1)                    (1)
Common Stock, par value $.01 per share     41,400                    $9.25                $382,950                $132.05


(1) ESTIMATED ON THE BASIS OF $9.25, THE AVERAGE OF THE BID AND THE ASKED PRICE AS QUOTED ON THE NASDAQ "SMALL-CAP" MARKET ON AUGUST 15, 1996, PURSUANT TO RULE 457(H).

                                PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which have been filed by CSB Financial Group, Inc. (the "Registrant"), are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1995;

     (b) The Registrant's Quarterly Reports on Form 10-QSB for the quarters ended December 31, 1995 and March 31, 1996 and June 30, 1996, respectively;

     (c) The Registrant's Current Reports on Form 8-K dated January 24, 1996 and April 17, 1996; and

     (d) The description of the Registrant's Common Stock, par value $.01 per share, contained in the Registrant's Registration Statement on Form SB-2, filed with the Commission on March 1, 1995, as amended by Amendment No. 1 on Form SB-2, filed with the Commission on June 29, 1995 and Amendment No. 2 on Form SB-2, filed with the Commission on August 4, 1995.

     All documents subsequently filed by the Registrant and/or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant is empowered by Section 145 of the Delaware General Corporation Law, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorney's fees), judgments, fines and amount paid in settlement actually and reasonably incurred by him or her in the defense of any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his or her being or having been a director, officer, employee or agent of the Registrant, or serving or having served at the request of the Registrant as a director, officer, employee or agent of another enterprise. The statute provides that this indemnification is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     The Certificate of Incorporation  and  Bylaws  of  the Registrant provide, subject to certain procedures and limitations stated therein, that the Registrant shall indemnify any person against expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in the defense of any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his or her being or having been a director or officer of the Registrant, or being or having been a director or officer of the Registrant and serving or having served at the request of the Registrant as a director, officer, employee or agent of another enterprise. The indemnification is not exclusive of other rights of indemnification to which a person may be entitled under any statute, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     The Registrant maintains an insurance policy under which its officers and directors, and officers and directors of its subsidiary Centralia Savings Bank, are insured, within the limits and subject to the limitations of the policy, against certain losses arising from any claim or claims made against them in their respective capacities of directors or officers. The policy also provides for reimbursement to the Registrant for any indemnification of such officers and directors.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this registration statement on page 7 hereof.

ITEM 9. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; provided, however, that any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Centralia, State of Illinois, on August 8, 1996.

                                      CSB FINANCIAL GROUP, INC.
                                            (Registrant)



                                      By:/s/  K. GARY REYNOLDS
                                         ------------------------------------
                                              K. Gary Reynolds
                                              President and Chief Executive
                                              Officer

                           POWER OF ATTORNEY

     Each  person whose signature appears below hereby constitutes and appoints
K. Gary Reynolds, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                   TITLE                     DATE
     ---------                   -----                     ----


/s/  K. Gary Reynolds      President, Chief Executive      August 8, 1996
- ----------------------     Officer and Director
     K. Gary Reynolds      (Principal Executive Officer,
                           Principal Financial Officer and
                           Principal Accounting Officer)



/s/ Wesley N. Breeze
- ----------------------     Director                        August 19, 1996
    Wesley N. Breeze

/s/  A. John Byrne         Director                        August 8, 1996
- ----------------------
     A. John Byrne



/s/  Michael Donnewald     Director                        August 8, 1996
- ----------------------
     Michael Donnewald



/s/ Larry M. Irvin
- ----------------------     Director                        August 19, 1996
    Larry M. Irvin



/s/  W. Harold Monken      Director                        August 8, 1996
- ----------------------
     W. Harold Monken

                             EXHIBIT INDEX

EXHIBIT
NUMBER                            DESCRIPTION                         PAGE NO.
- -------                           -----------                         --------

4 CSB Financial Group, Inc. Management Development and Recognition Plan.

5               Opinion of Schiff Hardin & Waite.

23.1            Consent of Larsson Woodyard & Henson LLP.

23.2 Consent of Schiff Hardin & Waite (contained in their opinion filed as Exhibit 5).

24 Powers of Attorney (contained on the signature pages hereto).